Exhibit 16.1

May 5, 2017

U.S. Securities and Exchange Commission

100 F. Street

Washington, DC 20549-7561

Re: Inspro Technologies Corporation

Commission File No. 000-51701

We have read the statements that we understand Inspro Technologies Corporation will include under Item 4.01 to the Form 8-K report dated May 9, 2017 and agree with such statements so far as they apply to our firm.

We have no basis to agree or disagree with any other statements made in Item 4.01 of such report.

Sincerely,

D’Arelli Pruzansky, P.A.

D’Arelli Pruzansky, P.A.